EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT

AT INVESTMENT CONFERENCES

Calabasas Hills, CA — February 18, 2015 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced today that it will present at two upcoming investment conferences. Details regarding the presentations are below.

•                  Bank of America Merrill Lynch 2015 Consumer & Retail Conference (New York) on

March 4, 2015 at 8:50 a.m. Eastern Time

•                  UBS Global Consumer Conference (Boston) on March 5, 2015 at 9:30 a.m. Eastern Time

David Overton, Chairman and Chief Executive Officer, and Doug Benn, Executive Vice

President and Chief Financial Officer, will present on behalf of the Company.

The presentations will be webcast on the Company’s website at investors.thecheesecakefactory.com.  A replay of the webcasts will be available following the live presentations.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 189 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 177 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, eight The Cheesecake Factory® restaurants operate under licensing agreements.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce quality cheesecakes and other baked products.  In 2014, the Company was named to Fortune magazine’s “100 Best Companies to Work For” list. To learn more about the Company, visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100